Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Jagtar Chaudhry, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Zscaler, Inc. for the fiscal year ended July 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Zscaler, Inc.

Date:	September 14, 2023	By:	/s/ Jagtar Chaudhry
		Name:	Jagtar Chaudhry
		Title:	Chief Executive Officer
(Principal Executive Officer)

I, Remo Canessa, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Zscaler, Inc. for the fiscal year ended July 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Zscaler, Inc.

Date:	September 14, 2023	By:	/s/ Remo Canessa
		Name:	Remo Canessa
		Title:	Chief Financial Officer
(Principal Financial Officer)